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                                                                    EXHIBIT 10.2

                         ELECTRO-OPTICAL SCIENCES. INC.
                             1996 STOCK OPTION PLAN

1.    Purpose

      The purpose of the 1996 Stock Option Plan (the "Plan") of Electro-Optical Sciences, Inc. (the "Company") is to provide an incentive, in the form of a proprietary interest in the Company, to officers, other key employees, directors and collaborating scientists of the Company who are in a position to contribute materially to the successful operation of the business of the Company, to increase their interest in the Company's welfare, and to assist the Company in attracting and retaining officers, other key employees, directors and collaborating scientists of outstanding abilities.

2.    Administration.

      The Plan shall be administered by the Board of Directors of the Company (the "Board"). From time to time the Board may grant options to such eligible employees, directors and collaborating scientists with respect to such number of shares of Class B Common Stock of the Company (the "Common Stock") as the Board may determine subject to the terms and conditions of the Plan.

      The Board shall have full authority to construe, administer and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations in connection with the Plan and the options granted thereunder as it deems necessary or advisable. All determinations of the Board in the administration of the Plan shall be final.

3.    Types of Options.

      Options granted under the Plan may be of two types: (a) "incentive stock options" intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") and (b) "non-qualified stock options". The Board shall have the authority and discretion to grant to an eligible individual either incentive stock options, non-qualified stock options or both, but shall clearly designate the nature of each option at the time of grant.

4.    Shares Subject to the Plan.

      Subject to adjustment as provided in Section 10, a maximum of 50 shares of Class B Common Stock (the "Option Shares") shall be available for issuance upon the exercise of options granted under the Plan. Option Shares may be authorized and unissued shares, treasury shares or both, as the Board may elect. If any option shall terminate for any reason without having been exercised in full, the unpurchased Option Shares subject thereto shall be available for future grants under the Plan.

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5.    Eligibility.

      Only officers, other key employees and directors of the Company or any subsidiary and key scientists from an institution conducting collaborative research with the Company ("Collaborating Scientists") shall be eligible for the grant of options under the Plan; provided, however, that a prospective key employee of the Company or of any subsidiary shall be eligible for the grant of options under the Plan if such grant is conditioned upon, and effective not earlier than, his or her becoming an employee of the Company or any subsidiary; and, provided further, that a director or a Collaborating Scientist who is not otherwise an employee of the Company shall not be eligible for the grant of an "incentive stock option" unless the Code so permits at the time of the option grant. The term "subsidiary" shall mean any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of option grant, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.    Grant of Options.

      The Board may, from time to time, grant options to eligible individuals. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

      (a) Price. The exercise price per Option Share shall be established by the Board, provided that the exercise price shall not be less than 100% of the "Fair Market Value" (as hereinafter defined) of the Common Stock at the time the option is granted; and provided, further, that the exercise price for incentive stock options granted to any person who owns, directly or indirectly (within the meaning of sections 422A(b) (6) and 425(d) of the Code), at the time of option grant, over 10% of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation (hereafter a "Control Person") shall be not less than 110% of the Fair Market Value. The "Fair Market Value" shall be the per share price of the Common Stock last paid to the Company by an investor as follows: (i) in a public market, if there has been a public offering of the Common Stock; or (ii) in a private purchase negotiated in arms-length bargaining, adjusted from time to time but not less frequently than annually by the Board acting in good faith, if there has been no public offering of the Common Stock.

      (b) Amount of Incentive Stock Options. With respect to incentive stock options granted under the Plan, if the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock subject to incentive stock options granted to any eligible employee under this Plan or any other plan of the Company or any parent or subsidiary corporation which first become exercisable in any calendar year exceeds $100,000, then such incentive stock options, to the extent of such excess, shall be treated for all tax purposes as nonqualified stock options.

      (c) Term of Options. The term during which each option may be exercised shall be determined by the Board, but in no event shall an option be exercisable in whole or in part more than ten years from the date it is granted. All rights to purchase pursuant to an option shall,

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unless sooner terminated, expire at the date designated by the Board. The Board shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Board may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part.

      (d) Termination of Employment. Except as provided in this Section 6(d), or as may be determined by the Board of Directors in connection with the grant of any non-qualified stock option, at such time when an optionee is no longer an employee, director or Collaborating Scientist of the Company or any subsidiary for any reason, including, without limitation, death, disability, retirement, discharge, layoff or any other voluntary or involuntary termination of an optionee's employment, term as a director or status as a Collaborating Scientist (a "Termination"), the unexercised portion of any outstanding options granted hereunder to such optionee shall immediately terminate and be null and void for all purposes. Upon a Termination as a result of retirement, disability or death, the period during which the options may be exercised shall not exceed: (i) one year from the date of Termination in the case of death, and (ii) three months from the date of Termination in the case of retirement or disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. Subject to the foregoing, in the event of death, such options may be exercised by an optionee's legal representative but only to the extent that installments had accrued as of the date of death. Transfers of employees among the Company and any subsidiaries of the Company shall not be deemed to be Terminations.

7.    Stock Option Agreement.

      Each option granted under the Plan shall be evidenced by an agreement (the "Stock Option Agreement") which shall be executed by the Company and the optionee. The Stock Option Agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Board, including (a) a clear designation of whether the option granted thereby is intended to be an incentive stock option or a non-qualified stock option; (b) in the case of incentive stock options, such terms as shall be requisite to cause such options to comply with the provisions of Section 422A of the Code; and (c) such provisions as the Board, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable securities laws.

8.    Exercise of Options.

      Options granted under the Plan shall be exercised by the optionee (or by his or her legal representative, as provided in Section 6(d)) as to all or part of the Option Shares exercisable thereunder, by executing and delivering to the Secretary of the Company a stock purchase agreement in substantially the form of Exhibit A hereto (the "Stock Purchase Agreement"), but subject to the provisions of Section 6 (c) hereof, specifying the number of Option Shares with respect to which the option is being exercised, accompanied by a check payable to the Company in the full amount of the purchase price. The Company shall effect the transfer of the shares so purchased to the optionee (or such other person exercising the option pursuant to Section 6(d) hereof) as soon as practicable, and within a reasonable time thereafter, such transfer shall be

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evidenced on the books of the Company. Whenever under the Plan shares of stock are to be delivered upon exercise of a nonqualified stock option, the Company shall be entitled to require as a condition of delivery that the optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.

      A condition of exercising an option and of the obligation of the Company to deliver Option Shares shall be the optionee's execution of the Stock Purchase Agreement, and the "Company's obligation to deliver Option Shares shall be further subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including, without limitation, such steps as counsel for the Company shall deem necessary or appropriate to comply with the requirements of applicable securities laws.

9.    Transferability of Options.

      No option granted under the Plan or any right evidenced thereby shall be transferable by the optionee except that an option may be exercised by an optionee's legal representative, as set forth in Section 6(d) hereof.

10.   Certain Corporate Events.

      (a) In the event of any change in capitalization that affects the Common Stock of the Company, such as a stock dividend, stock split, subdivision or combination of shares, or in the event that the Company is a party to any merger, consolidation or corporate reorganization under circumstances where the Company is the surviving corporation and does not thereby become a wholly-owned subsidiary of any person, the maximum aggregate number and class of shares subject to the Plan, and the number and class of shares subject to each outstanding option and the option price shall be adjusted by the Board in such manner as the Board in its discretion deems appropriate.

      (b) In the event of the dissolution or liquidation of the Company or in the event that the Company is a party to any merger, consolidation or corporate reorganization under circumstances where the Company is not the surviving corporation or thereby becomes a wholly-owned subsidiary of any person or if all or substantially all of the assets of the Company shall be sold or exchanged, all options granted hereunder shall immediately terminate, except to the extent otherwise provided in any plan of dissolution or liquidation adopted by the Company, or any plan of merger, consolidation or reorganization or other plan or agreement to which the Company is a party.

11.   No Rights of Shareholders.

         The optionee shall not be, and shall not have any of the rights and privileges of, a shareholder of the Company with respect to any option Shares unless and until the option with respect thereto has been exercised and a certificate for such Option Shares has been issued.

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12.   Amendment and Termination: Effective Date.

      Options granted pursuant to this Plan and designated as incentive stock options are intended to qualify as such under Section 422A of the Code and such rules and regulations as may be promulgated thereunder. The Plan may be amended by the Board as it shall deem advisable to ensure such qualification and to conform to any change in the law or regulations applicable thereto, or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that the Board may not, without the authorization and approval of the shareholders (i) increase the total number of option Shares that may be issued under the Plan except pursuant to Section 10, or (ii) materially modify the eligibility requirements for participation in this Plan. The Board shall have the power to effect any changes in a Stock Option Agreement entered into with any optionee under this Plan, provided such optionee consents to the modification.

      The Board may, in its discretion, terminate, or fix a date for the termination of, the Plan. Unless previously terminated, the Plan shall terminate on November 30, 2006, and no options shall be granted under the Plan after such date. Termination shall not affect any options previously granted under the Plan.

      The Plan will become effective upon its adoption by the Board; provided, however, that the Plan, and any and all options granted under it, shall be null and void unless proved by the Plan is approved by the shareholders of the Company prior to November 30, 1997.

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